EXHIBIT 10.28

RESTRICTED STOCK AWARD CANCELLATION AGREEMENT

THIS RESTRICTED STOCK AWARD CANCELLATION AGREEMENT (the “Cancellation Agreement”), dated effective as of November 9, 2012, is between BNC Bancorp, a North Carolina corporation (the “Company”), Bank of North Carolina, a state charted commercial bank (the “Bank”), and W. Swope Montgomery, Jr. (the “Participant”).

RECITALS

WHEREAS, the Company maintains the BNC Bancorp Omnibus Stock Option Long Term Incentive Plan dated May 18, 2004, as amended from time to time (the “Plan”); and

WHEREAS, the Company is the holding company of the Bank, and the Participant is an employee of the Bank; and

WHEREAS, in his capacity as an employee of the Bank, and pursuant to Restricted Stock Grant Agreements dated December 15, 2009, August 22, 2011, and July 2, 2012 (the “RSA Agreements”), between the Participant, the Company, and the Bank, copies of which are attached hereto as Exhibit A-1, Exhibit A-2, and Exhibit A-3, respectively, the Participant has been awarded the right to receive an aggregate of 34,000 shares of common stock of the Company (the “Plan Shares”) in a series of three grants under the Plan; and

WHEREAS, the Plan Shares granted on December 15, 2009 have vested and the Plan Shares granted on August 22, 2011 and July 2, 2012 remain unvested; and

WHEREAS, the Company participated in the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”) of the United States Department of the Treasury (“Treasury”) and was subject to certain restrictions and covenants from December 5, 2008 to August 29, 2012 (the “TARP Period”) as outlined in various agreements and rules, including Treasury’s Interim Final Rule dated June 15, 2009 under Section 111 of Emergency Economic Stabilization Act of 2008 and related regulations set forth in 31 C.F.R. Part 30 (the “Executive Compensation Restrictions”) and a Side Letter between the Company and Treasury dated August 23, 2012 (the “Side Letter”); and

WHEREAS, each of the five most highly compensated employees (an “Applicable Executive”) in each year during the TARP Period are subject to the Executive Compensation Restrictions and the Side Letter; and

WHEREAS, the Executive Compensation Restrictions and the Side Letter provide that the Plan Shares will not become transferable until such time as TARP funds are repaid in full and, if not repaid in full, that certain of the Plan Shares will be subject to cancellation; and

WHEREAS, TARP funds were not repaid in full, and the Company is required to cancel twenty-five percent (25%) of Plan Shares, which equals 8,500 shares (the “Cancelled Shares”), pursuant to the terms of the Executive Compensation Restrictions and the Side Letter; and

WHEREAS, the RSA Agreement dated July 2, 2012 provides that the Plan Shares granted on that date will not become payable or transferable except as provided under TARP rules, including but not limited to the restrictions described above; and

WHEREAS, the Participant hereby agrees to cancel twenty-five percent (25%) of the Plan Shares granted pursuant to the RSA Agreements in exchange for consideration of One Hundred Dollars ($100); and

WHEREAS, the Company and the Participant have agreed that the Cancelled Shares should be terminated and canceled in their entirety;

NOW, THEREFORE, in consideration of One Hundred Dollars ($100), the mutual promises and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.            Cancellation of Cancelled Shares.

(a)          The Participant hereby agrees and consents to the surrender, cancellation, and termination of the Cancelled Shares and all rights related to the Cancelled Shares, including any and all rights relating thereto arising under the RSA Agreements and the return of such Cancelled Shares to the Company. The Participant further agrees that the RSA Agreements shall be hereby amended to the extent necessary to accomplish the intent and purposes of this Cancellation Agreement. The Participant understands that he shall have no further rights with respect to the Cancelled Shares. Shares will be cancelled under each RSA Agreement in such amounts as provided in Exhibit A hereto.

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(b)          The Participant represents and warrants that all outstanding grants of restricted stock granted to him by the Company during the TARP Period in which he was an Applicable Executive are accurately reflected in Exhibit A to this Cancellation Agreement and that the Participant does not currently own any restricted stock or other similar rights to securities of the Company that were granted during the TARP Period in which he was an Applicable Executive other than the Plan Shares described in Exhibit A. The Participant further represents and warrants that he has full power and authority to surrender for cancellation the Cancelled Shares and that the Cancelled Shares are free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to the surrender, sale, or transfer thereof (other than pursuant to the RSA Agreements) and the Cancelled Shares will not be subject to any adverse claims. Upon request, the Participant will execute and deliver any additional documents or take such additional reasonable actions as deemed by the Company to be necessary or desirable to complete the surrender and cancellation of the Cancelled Shares pursuant to this Cancellation Agreement. The Participant understands that the grant in the future of restricted shares or other equity awards under the Plan or any other equity incentive plan of the Company or any successor is subject to the sole discretion of the Board of Directors and that the Participant has no right or potential right to be granted an option or other equity award now or at any time.

(c)          The Participant hereby knowingly and voluntarily releases and forever discharges the Company and its affiliates, officers, directors, employees, agents, and representatives and the heirs, predecessors, successors, and assigns of all of the foregoing from any and all claims, actions, causes of action, or other liability, whether known or unknown, contingent or fixed, arising out of or in any way related to the grant, ownership, vesting, applicable tax treatment, exercise and/or cancellation and termination of the Cancelled Shares, including, without limitation, any claims under the Plan, the RSA Agreements, or this Cancellation Agreement. The parties hereto agree that this Cancellation Agreement, including the waiver and release contained in this Section 1(c), is a compromise of claims and shall not be construed as an admission of liability by any party.

(d)          For the avoidance of doubt, all Plan Shares other than the Cancelled Shares being cancelled hereunder will remain outstanding and subject to the Plan and relevant RSA Agreement, and the RSA Agreements will remain in full force and effect except as modified herein.

2.          Amendment and Termination; Waiver. This Cancellation Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Company of a breach of any provision of the Cancellation Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Company shall have unilateral authority to amend this Cancellation Agreement (without Participant consent) to the extent necessary to comply with applicable laws, rules, and regulations or changes to applicable laws, rules, and regulations.

3.          Successors and Assigns. This Cancellation Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors, and assigns.

4.          Governing Law. This Cancellation Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.

5.          Tax Consequences. The Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) contemplated by the cancellation of the Cancelled Shares, the RSA Agreements or the Cancellation Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of any such tax consequences. The Participant acknowledges that there may be adverse tax consequences related to the transactions contemplated hereby and that the Participant should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Cancellation Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participants.

6.          Prior Understandings. This Agreement contains the entire agreement between the parties to this Cancellation Agreement with respect to the subject matter of this Cancellation Agreement and supersedes all prior understanding, agreements, representations and warranties, if any, with respect to such subject matter. In the event of any inconsistency or conflict among the terms and conditions of this Cancellation Agreement, the Plan, and/or the RSA Agreements, the terms and conditions of this Cancellation Agreement, then the Plan, then the RSA Agreements shall control, in that order.

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7.          Counterparts. This Cancellation Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

[Signature Page To Follow]

 IN WITNESS WHEREOF, this Cancellation Agreement has been executed on behalf of the Company and the Bank and by the Participant effective as of the day and year first above written.

BNC BANCORP

By: /s/ Richard D. Callicutt II
Printed Name:___Richard D. Callicutt II
Title:EVP/COO

ATTEST:

/s/ Drema Michael
Asst. Secretary

[Corporate Seal]

BANK OF NORTH CAROLINA

By: /s/ Richard D. Callicutt II
Printed Name: Richard D. Callicutt II
Title: President/COO

ATTEST:

/s/ Drema Michael
Asst. Secretary

[Corporate Seal]

PARTICIPANT

/s/ W. Swope Montgomery, Jr.
Printed Name: W. Swope Montgomery, Jr.

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EXHIBIT A

Restricted Stock Grant Agreements Subject to Cancellation:

1.          Restricted Stock Grant Agreement dated December 15, 2009 for 11,000 shares of Common Stock – Exhibit A-1. 2,750 shares hereunder are subject to cancellation by the Cancellation Agreement.

2.          Restricted Stock Grant Agreement dated August 22, 2011 for 11,000 shares of Common Stock – Exhibit A-2. 2,750 shares hereunder are subject to cancellation by the Cancellation Agreement.

3.          Restricted Stock Grant Agreement dated July 2, 2012 for 12,000 shares of Common Stock – Exhibit A-3. 3,000 shares hereunder are subject to cancellation by the Cancellation Agreement.

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